UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 20, 2015

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 20, 2015, Solitron Devices, Inc. (the "Company") acquired 65,027 shares of its common stock at $4.30 per share for an aggregate price of approximately $280,000. The purchase was made pursuant to the Company's previously announced stock repurchase program that was approved initially in May of 2015 for repurchases up to $500,000 of its outstanding common stock and expanded in July of 2015 to cover repurchases of up to $1,000,000 of its outstanding common stock. After giving effect to this transaction, the Company may repurchase up to an additional $720,000 of its outstanding common stock from time to time through February 29, 2016 pursuant to the stock repurchase program. Purchases may be made through the open market or in privately negotiated transactions as determined by the Company's management and in accordance with the requirements of the Securities and Exchange Commission. The timing and amount of any additional shares to be repurchased will depend on a variety of factors including price, corporate and regulatory requirements, and other conditions.

Any future repurchases the Company undertakes pursuant to the stock repurchase program may be reported on a subsequent Form 8-K or periodic report on Form 10-Q or Form 10-K as the Company deems appropriate.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 24, 2015	SOLITRON DEVICES, INC.

/s/ Shevach Saraf
Shevach Saraf
Chairman, Chief Executive Officer
President, Chief Financial Officer
& Treasurer

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